UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 28, 2021, James F. Tessmer notified us of his decision to retire as our vice president of finance and accounting, effective September 24, 2021. In such capacity, Mr. Tessmer has performed the function of our principal accounting officer.

(c) Effective September 24, 2021, Kristen L. Alexander will become our vice president of finance and accounting and assume the function of our principal accounting officer. Ms. Alexander, 53, has been our controller since June 2017 and previously served as controller of Johnson Specialty Tools, LLC and in a variety of finance and accounting management positions for Trican Well Services, L.P., Nabors Industries Ltd. and Ernst & Young, LLP. Ms. Alexander is a certified public accountant and received her B.B.A. from the University of Oklahoma.

Item 8.01    Other Events

On July 28, 2021, Craig B. Granowitz, M.D., Ph.D. was appointed our senior vice president and chief medical officer, effective August 2, 2021. Dr. Granowitz, 57, previously served as chief medical officer of Amarin Corporation plc since January 2016. Prior to joining Amarin, Dr. Granowitz served as senior vice president and head of global medical affairs, global human health of Merck & Co., Inc. and in a variety of medical and commercial management positions for Schering-Plough Corporation. Dr. Granowitz received his B.A. from Dartmouth College and his M.D. and Ph.D. from Columbia University.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: August 2, 2021	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel